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                                                                   EXHIBIT 10.17

                                PROMISSORY NOTE


$71,000                                                       September 28, 1999


     FOR VALUE RECEIVED, Frederick Wolfe ("Maker"), does hereby promise to pay to California Pizza Kitchen, Inc., a California corporation ("Holder"), at 6053 West Century Boulevard, Suite 1100, Los Angeles, California 90045-6430, or at such other place or places as Holder may designate, the principal sum of Seventy-One Thousand Dollars ($71,000), together with interest at the rate of seven and one-half percent (7.5%) per annum on the unpaid principal amount from time to time outstanding hereunder, with interest and principal payable as provided as below.

     This Promissory Note (this "Note") is made and given in connection with a loan to Maker by Holder made in connection with the tax liability incurred by Maker upon the exercise of options to purchase shares in the Holder (the "Option Shares"). The amounts due under this Note are subject to offset against amounts due to Maker by Holder under certain conditions.

     Interest shall be calculated based on a 360-day year and shall accrue on a monthly basis to be paid at the same time as the principal. The principal and interest of this Note is due and payable on the earlier of (i) three (3) days after the date Maker sells any of his Option Shares or (ii) March 31, 2001.

     In addition, as partial payment to be applied against amounts owed hereunder, Holder shall withhold and apply fifty percent (50%) of any amounts which would otherwise be payable to Maker as bonus compensation (calculated on an after-tax basis) until this Note is paid in full. Notwithstanding the foregoing, Maker, at its sole option, may prepay this Note at any time or from time to time, in whole or in part.

     If Maker ceases to be employed by Holder for any reason other than (i) termination without Cause, (ii) death, (iii) Disability, or (iv) Retirement (such date of termination, an "Event of Default"), Holder shall have the right and option to declare this Note mature and all sums then owing hereunder shall be due and payable immediately; provided, however, that the failure of Holder to exercise its option to accelerate shall have no effect on its right of acceleration thereafter whenever an Event of Default shall have occurred and be continuing. For purposes of this paragraph, the terms "Cause," "Disability" and "Retirement" shall have the meanings set forth in that certain Stock Repurchase Agreement between Holder, Maker and Bruckmann, Rosser, Sherrill & Co. L.P. dated the date hereof (the "Stock Repurchase Agreement").

     All payments received on account of this Note shall be applied first to interest, then to charges and fees payable hereunder and then to the unpaid principal balance hereof.

     In addition to, and not in lieu of, any and all other remedies which Holder may have at law or in equity, or pursuant to this Note, Holder shall have the right to setoff and retain any amounts payable to Maker in relation to the repurchase of the Option Shares pursuant to the Stock Repurchase Agreement against any amounts due hereunder in order to make Holder whole and/or to indemnify and hold harmless Holder in respect of all such amounts.
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     Maker hereby waives all notices, demands and presentments for payment, all notices of default, nonpayment, intention to accelerate maturity, acceleration of maturity, protest and dishonor, and diligence in taking any action to collect amounts hereunder.

      As security for the prompt performance, observance and payment in full of the amounts due to Holder hereunder as principal and interest, together with all expenses of obtaining or endeavoring to obtain payment thereof, or enforcing this Note, including court costs and reasonable attorneys' fees (collectively, the "Obligations"), Maker hereby grants to Holder a continuing security interest, a lien upon, and a right of setoff against, and Maker hereby assigns, transfers, pledges and sets over to Holder, all of the Maker's rights, title and interest in, to and under the Options Shares and all accessions and additions to, and any replacements of and substitutions for, any of such Option Shares, and all proceeds from a sale or other disposition of any of the foregoing (collectively, the "Collateral"). Maker hereby delivers the certificates representing the Option Shares to Holder in order to perfect Holder's security interest therein.

      Maker shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest or charge, other than the security interest provided for herein, including security interests junior in right to the interest of Holder, without the prior written consent of Holder.

      If this Note or any part of the indebtedness represented hereby shall not be paid when due, by offset or otherwise, Holder shall have the full power to sell, transfer or otherwise deal with the Collateral or the proceeds thereof. The grant of the security interest in the Option Shares and the other Collateral hereby shall in no way affect any of Holder's rights under the Stock Repurchase Agreement between Holder and Maker dated the date hereof, and Holder shall continue to have the right to repurchase the Option Shares at the price, and on the terms and conditions, set forth therein.

      If this Note or any part of the indebtedness represented hereby shall not be paid when due, by offset or otherwise, then Holder may place this Note or any part of the indebtedness represented hereby in the hands of a third party for collection. Maker agrees to pay, in addition to all other amounts due hereunder, all costs and expenses incurred in connection with the collection or enforcement of this Note, including without limitation court costs, attorneys' fees (whether or not suit be brought), and attorneys' fees for bankruptcy proceedings, appeals and anticipated post-judgment collection services and Holder may take judgment for all such amounts in addition to all other sums due hereunder.

      The acceptance by Holder of any payment that is less than the total of all amounts due and payable at the time of such payment shall not constitute a waiver of Holder's rights or remedies at that time or at any subsequent time, without the express written consent of Holder. This Note may be waived, changed, modified or discharged only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. A waiver by Holder or a failure to enforce any covenant or condition of this Note shall not operate as a waiver of any such covenant or condition or affect the right of Holder to exercise any right or remedy not expressly waived in writing.

      The rights and obligations of Maker and all provisions hereof shall be governed by and construed in accordance with the laws of the State of California, notwithstanding any choice of law statute, principles or regulations to the contrary.

      If any provision of this Note, or the application thereof to any circumstance, is found to be unenforceable, invalid or illegal, such provision shall be deemed deleted from this Note or not applicable to such circumstance, as the case may be, and the remainder of this Note shall not be affected or impaired thereby.

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     All notices, requests, demands and other communications under this Note shall be in writing and shall be deemed to have been delivered and received (i) five business days after having been deposited in the United States mail and enclosed in a certified or registered post-paid envelope; (ii) one business day after having been sent by overnight courier; and (iii) on the same day when personally delivered or sent by facsimile communications equipment of the sending party on a business day, or otherwise on the next succeeding business day thereafter; in each case addressed to the respective party at California Pizza Kitchen, Inc., 6053 West Century Boulevard, Suite 1100, Los Angeles, CA 90045, or at such other address of the Holder that then represents the address of the Holder's corporate headquarters or to such changed addresses as the parties may have filed in accordance therewith.

     IN WITNESS WHEREOF, Maker has executed this Note as of the date first set forth above.



                                  /s/  Frederick Wolfe
                                  ----------------------------
                                       Frederick Wolfe

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